                                                            Exhibit 21 of
                                                            Item 15

             MEDIX RESOURCES, INC.
             Subsidiaries (all Colorado corporations)
             ----------------------------------------

             National Care Resources - New York, Inc. (inactive)

             National Care Resources-Colorado, Inc. (inactive)

             National Care Resources-Texas, Inc. (inactive)

             TherAmerica Inc. (inactive)

             Cymedix Lynx Corporation

             JJ Care Resources, Inc. (inactive)